UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting on June 17, 2025. In connection with the 2025 Annual Meeting, there were 10,827,620 shares outstanding as of the record date, which was April 22, 2025, of which 9,787,648 shares, or approximately 90%, were present or represented by proxy. At the 2025 Annual Meeting, stockholders voted on the following items:

1.Proposal 1: To elect eight nominees to the Board to hold office until the 2026 Annual Meeting and until their respective successors are elected and qualified. The following nominees were elected to the Company’s Board, with the voting results for each nominee as shown:

Name	For	Withheld	Broker Non-Votes
Michael Heffernan	8,022,534	6,129	1,758,985
Garry Neil, M.D.	8,018,145	10,518	1,758,985
June Almenoff, M.D., Ph.D.	7,052,845	975,818	1,758,985
Mitchell Chan	7,056,644	972,019	1,758,985
Jonathan Goldman, M.D.	8,017,216	11,447	1,758,985
Aaron Kantoff	8,022,527	6,136	1,758,985
Gilla Kaplan, Ph.D.	8,018,910	9,753	1,758,985
Samantha Truex	8,022,146	6,517	1,758,985

2.Proposal 2: To approve, on a nonbinding advisory basis, a “Say-on-Pay” resolution regarding the compensation of our named executive officers. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
8,003,142	23,285	2,236	1,758,985

3.Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. This proposal was approved by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
9,782,455	5,058	135	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: June 17, 2025	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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